EXHIBIT 99

FOR IMMEDIATE RELEASE                         Contact: Mr. Charles R. Ofner
                                                              (281)496-5000

       Reading & Bates Reports Favorable Third Quarter 1997 Results


October 16, 1997, Houston, Texas..Reading & Bates Corporation (RB-NYSE) reported net income of $6.4 million ($.09 net income per share) for the three months ended September 30, 1997, compared with net income of $22.6 million ($.34 net income per share after preferred stock dividends of $1.2 million) for the three months ended September 30, 1996. Operating income for the quarter ended September 30, 1997 was $11.3 million on revenues of $109.6 million, compared to operating income for the quarter ended September 30, 1996 of $28.4 million on revenues of $76.4 million. Development expenses increased by $42.0 million, primarily dry hole costs, which more than offset the increase in operating income for the Drilling operations of $24.9 million. The $33.1 million improvement to revenues is attributable to improved dayrates and utilization as well as the addition of one vessel to the fleet. Average utilization for the three months ended September 30, 1997 was 94% compared to 91% for the three months ended
September 30, 1996. The Company estimates that its net income per share from ongoing Drilling operations would have been approximately $.69 for the three months ended September 30, 1997 absent Development Company operations.

For the nine months ended September 30, 1997 the Company reported net income of $48.5 million ($.67 net income per share) on revenues of $291.4 million compared to net income of $52.0 million ($.78 net income per share after preferred stock dividends of $3.6 million) on revenues of $199.3 million. The $92.1 million improvement to revenues is again attributable to improved dayrates and utilization as well as the addition of two vessels to the fleet. Average utilization for the nine months ended September 30, 1997 was 95% compared to 91% for the nine months ended September 30, 1996. The Company estimates that its net income per share from ongoing drilling operations would have been approximately $1.62 for the nine months ended September 30, 1997 absent Development Company operations.

Paul B. Loyd, Jr. the Company's Chairman, President and CEO, said, "We are pleased with the improvement in the results of our core drilling group, which showed an increase of $7.1 million in operating income from the previous quarter. Drilling revenues were up by $11.2 million compared to the previous quarter. Unfortunately our development group incurred dry hole costs of $39.2 million during the quarter on interests in six prospects. As previously stated we intend to seek a separate financial identity for the Development Company".

Reading & Bates Corporation is a New York Stock Exchange listed company, providing offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., engages in the business of acquiring interests in offshore oil and gas properties and thereby participates in reservoir risk sharing. Through its TOPS joint venture, a full range of field development contracting alternatives is offered to oil and gas companies, including such services as drilling, marine and subsea construction and production services. In July Reading & Bates and Falcon Drilling Company Inc. announced that they have agreed to combine their companies into a new company-- R&B Falcon Corporation--which will operate the world's largest offshore drilling fleet.

                          (financial highlights to follow)


                           READING & BATES CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands except per share amounts)
                                    (unaudited)

                                   THREE MONTHS ENDED    NINE MONTHS ENDED
                                     SEPTEMBER 30,         SEPTEMBER 30,
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                                     1997       1996       1997       1996
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OPERATING REVENUES                $ 109,558   $ 76,413  $ 291,360  $ 199,303
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COSTS AND EXPENSES:
  Drilling operations                38,974     33,199    109,730     88,772
  Development operations             42,668        681     60,733      2,065
  Depreciation                       10,906      8,684     31,147     23,992
  General and administrative          5,698      5,411     17,260     15,395
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    Total costs and expenses         98,246     47,975    218,870    130,224
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OPERATING INCOME                     11,312     28,438     72,490     69,079
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OTHER INCOME (EXPENSE):
  Interest expense, net of
    capitalized interest             (5,612)    (3,362)   (13,701)    (9,786)
  Interest income                     1,132        551      2,962      1,534
  Other, net                           (650)      (706)    (1,067)    (1,864)
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    Total other income (expense)     (5,130)    (3,517)   (11,806)   (10,116)
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INCOME BEFORE INCOME TAX
  EXPENSE AND MINORITY INTEREST       6,182     24,921     60,684     58,963
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INCOME TAX EXPENSE (BENEFIT):
  Current                             3,063        570      6,041      2,842
  Deferred                           (5,739)       527       (661)       527
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    Total income tax
         expense (benefit)           (2,676)     1,097      5,380      3,369
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MINORITY INTEREST                    (2,481)    (1,179)    (6,851)    (3,642)
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NET INCOME                            6,377     22,645     48,453     51,952

DIVIDENDS ON PREFERRED STOCK              -      1,206          -      3,631
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NET INCOME APPLICABLE
  TO COMMON STOCKHOLDERS          $   6,377   $ 21,439  $  48,453  $  48,321
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PRIMARY NET INCOME
  PER COMMON SHARE                $    0.09   $   0.34  $    0.67  $    0.78
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FULLY DILUTED NET INCOME
  PER COMMON SHARE                   N/A      $   0.32      N/A     $   0.74
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WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:
     PRIMARY                         72,124     62,686     72,064     62,313
     FULLY DILUTED                   N/A        71,058     N/A        70,679
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                          READING & BATES CORPORATION
                               AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                (in thousands)

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                                                       09/30/97    12/31/96
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ASSETS:
  Cash, cash equivalents and short-term investments  $    67,056  $  59,089
  Other current assets                                   114,197     81,001
  Net property and equipment                             794,910    657,629
  Other assets                                            58,520     10,471
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TOTAL ASSETS                                         $ 1,034,683  $ 808,190
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LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities                                $    64,211  $  55,132
  Long-term obligations                                  360,088    207,578
  Other noncurrent liabilities                            52,735     52,726
  Minority interest                                       53,035     46,147
  Stockholders' equity                                   504,614    446,607
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TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 1,034,683  $ 808,190
===========================================================================